Exhibit 99.1

Alarm.com Reports First Quarter 2024 Results

-- First quarter SaaS and license revenue increased 11.0% to $150.3 million, compared to $135.4 million for the first quarter of 2023 --
-- First quarter GAAP net income attributable to common stockholders increased 63.7% to $23.6 million, compared to $14.4 million for the first quarter of 2023 --
-- First quarter non-GAAP adjusted EBITDA increased 21.2% to $37.0 million, compared to $30.6 million for the first quarter of 2023 --

TYSONS, VA., May 9, 2024 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2024. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2024 and increased its guidance for SaaS and license revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders for the full year of 2024.

“We are pleased to report solid results and continued momentum across the business in the first quarter,” said Steve Trundle, CEO of Alarm.com. “Our teams continued to work hard to support our service provider partners with new capabilities for both the residential and commercial markets we serve.”

First Quarter 2024 Financial Results as Compared to First Quarter 2023

•SaaS and license revenue increased 11.0% to $150.3 million, compared to $135.4 million.
•Total revenue increased 6.5% to $223.3 million, compared to $209.7 million.
•GAAP net income attributable to common stockholders increased 63.7% to $23.6 million, or $0.44 per diluted share, compared to $14.4 million, or $0.28 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased 21.2% to $37.0 million, compared to $30.6 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 24.1% to $27.3 million, or $0.50 per diluted share, compared to $22.0 million, or $0.41 per diluted share.
•GAAP and non-GAAP earnings were negatively impacted in the first quarter of 2024 by a $4.0 million credit loss reserve related to a subordinated credit agreement with one of our service provider partners.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $747.9 million as of March 31, 2024, compared to $697.0 million as of December 31, 2023.
•For the three months ended March 31, 2024, cash flows from operations was $49.9 million, compared to cash flows used in operations of $3.5 million for the same period in the prior year. For the three months ended March 31, 2024, non-GAAP free cash flow(*) was $46.8 million, compared to $(5.9) million for the same period in the prior year.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Expanded Commercial Offering with Connected Fleet Solution: The new cloud-based vehicle management solution offers professional-grade fleet management capabilities and deep integration with the Alarm.com for Business platform. Connected Fleet leverages Alarm.com’s robust enterprise reporting engine to provide business management and operational insights through automated reporting and alerts. With our Enterprise Dashboard capability, Connected Fleet also enables businesses to seamlessly monitor and manage vehicle fleets dispersed across thousands of locations.

•Launched New AI-Powered Video Analytics Capability: With Familiar Vehicle Analytics, subscribers can now tag specific vehicles as “familiar” and then receive alerts when the tagged vehicle is identified. Alarm.com’s rules engine enables robust and engaging customization, including naming familiar vehicles and creating highly flexible smart notification and video clip recording rules. Familiar Vehicle Analytics utilizes Alarm.com’s new AI recognition capability to identify the vehicle using its unique physical attributes and characteristics.

•Introduced Remote Video Monitoring (RVM) Console for Central Stations: The new RVM Console provides monitoring station operators with a comprehensive toolkit of situation assessment and response solutions. When Video Analytics detects people or vehicles on a property, such as at a commercial storefront or in a residential driveway, Alarm.com’s software alerts operators and provides access to the console. From here, operators can evaluate the situation using video and contextual indicators. They can then intervene through onsite hardware such as cameras and lights. The RVM Console helps streamline operations for monitoring stations and Alarm.com's partners by consolidating key information in one place while delivering a privacy-centric experience for home and business owners.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the second quarter of 2024 and increasing its guidance for SaaS and license revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders for the full year of 2024 based upon current management expectations.

For the second quarter of 2024:

•SaaS and license revenue is expected to be in the range of $153.8 million to $154.0 million.

For the full year 2024:

•SaaS and license revenue is expected to be in the range of $624.5 million to $625.0 million.
•Total revenue is expected to be in the range of $914.5 million to $931.0 million, which includes anticipated hardware and other revenue in the range of $290.0 million to $306.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $164.0 million to $166.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $118.5 million to $119.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 55.3 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.14 to $2.16 per diluted share.

The 2024 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2024 financial results and its outlook for the second quarter and full year 2024. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 9, 2024. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BI5cd65729d6e74d94ace90e9a50eab854. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes as discussed below.

Interest income and certain activity within other expense, net: We exclude interest income as well as certain activity within other expense, net including gains, losses or impairments on investments and other assets, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for / (benefit from) income taxes: We exclude the impact related to our provision for / (benefit from) income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the second quarter and full year 2024 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval, such as Russia’s incursion into Ukraine and the conflict between Israel and regional adversaries, supply chain disruptions, interest rates and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2024 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended March 31, 2024. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
SaaS and license revenue	$150,344	$135,394
Hardware and other revenue	72,939	74,322
Total revenue	223,283	209,716
Cost of revenue(1):
Cost of SaaS and license revenue	20,428	19,583
Cost of hardware and other revenue	56,087	56,589
Total cost of revenue	76,515	76,172
Operating expenses:
Sales and marketing	25,454	26,645
General and administrative	29,296	28,499
Research and development	65,956	61,908
Amortization and depreciation	7,337	7,673
Total operating expenses	128,043	124,725
Operating income	18,725	8,819
Interest expense	(796)	(868)
Interest income	8,540	5,182
Other expense, net	(318)	(148)
Income before income taxes	26,151	12,985
Provision for / (benefit from) income taxes	2,747	(1,222)
Net income	23,404	14,207
Net loss attributable to redeemable noncontrolling interests	191	209
Net income attributable to common stockholders	$23,595	$14,416

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.47	$0.29
Diluted	$0.44	$0.28
Weighted average common shares outstanding:
Basic	49,963,265	49,584,890
Diluted	55,047,087	54,296,321
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended March 31,
	2024	2023
Cost of hardware and other revenue	$1	$—
Sales and marketing	755	1,032
General and administrative	3,181	3,145
Research and development	7,331	8,509
Total stock-based compensation expense	$11,268	$12,686

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$747,877	$696,983
Accounts receivable, net of allowance for credit losses of $4,054 and $3,864, and net of allowance for product returns of $2,595 and $2,279 as of March 31, 2024 and December 31, 2023, respectively	128,451	130,626
Inventory	85,723	96,140
Other current assets, net	35,812	33,031
Total current assets	997,863	956,780
Property and equipment, net	55,365	54,164
Intangible assets, net	74,358	78,564
Goodwill	154,433	154,498
Deferred tax assets	145,258	131,815
Operating lease right-of-use assets	24,324	24,242
Other assets, net of allowance for credit losses of $4,003 and $5 as of March 31, 2024 and December 31, 2023, respectively	35,381	39,500
Total assets	$1,486,982	$1,439,563
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$137,551	$124,475
Accrued compensation	20,418	28,626
Deferred revenue	11,125	10,193
Operating lease liabilities	12,101	12,043
Total current liabilities	181,195	175,337
Deferred revenue	13,087	12,692
Convertible senior notes, net	494,305	493,515
Operating lease liabilities	20,886	20,468
Other liabilities	11,703	12,697
Total liabilities	721,176	714,709
Redeemable noncontrolling interests	37,712	36,308
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 52,113,344 and 51,888,838 shares issued; and 50,092,681 and 49,868,175 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	521	519
Additional paid-in capital	547,832	531,734
Treasury stock, at cost; 2,020,663 shares as of March 31, 2024 and December 31, 2023	(111,291)	(111,291)
Accumulated other comprehensive income	1,251	1,398
Retained earnings	289,781	266,186
Total stockholders’ equity	728,094	688,546
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,486,982	$1,439,563

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from / (used in) operating activities:	2024	2023
Net income	$23,404	$14,207
Adjustments to reconcile net income to net cash flows from / (used in) operating activities:
Provision for credit losses on accounts receivable	254	540
Reserve for product returns	1,149	1,151
Provision for credit losses on notes receivable	3,998	—
Amortization on patents and tooling	220	316
Amortization and depreciation	7,337	7,673
Amortization of debt issuance costs	790	784
Amortization of operating leases	2,976	2,750
Deferred income taxes	(13,443)	(26,895)
Change in fair value of contingent liability	31	13
Stock-based compensation	11,268	12,686
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	826	(1,843)
Inventory	10,382	377
Other current and non-current assets	(962)	(689)
Accounts payable, accrued expenses and other current liabilities	4,524	(9,617)
Deferred revenue	1,327	1,899
Operating lease liabilities	(3,221)	(3,362)
Other liabilities	(1,007)	(3,511)
Cash flows from / (used in) operating activities	49,853	(3,521)
Cash flows used in investing activities:
Business acquisition, net of cash acquired	—	(9,696)
Additions to property and equipment	(3,066)	(2,398)
Issuances of notes receivable	(500)	(300)
Receipt of payments on notes receivable	13	13
Capitalized software development costs	(408)	(362)
Purchase of investment in unconsolidated entity	—	(200)
Cash flows used in investing activities	(3,961)	(12,943)
Cash flows from financing activities:
Payments of acquired debt	—	(469)
Issuances of common stock from equity-based plans	6,356	1,311
Cash flows from financing activities	6,356	842
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(180)	13
Net increase / (decrease) in cash, cash equivalents and restricted cash	52,068	(15,609)
Cash, cash equivalents and restricted cash at beginning of the period	701,079	622,879
Cash, cash equivalents and restricted cash at end of the period	$753,147	$607,270

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$747,877	$606,428
Restricted cash included in other current assets and other assets	5,270	842
Total cash, cash equivalents and restricted cash	$753,147	$607,270

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Non-GAAP adjusted EBITDA:
Net income	$23,404	$14,207
Adjustments:
Interest expense, interest income and certain activity within other expense, net	(7,744)	(4,314)
Provision for / (benefit from) income taxes	2,747	(1,222)
Amortization and depreciation expense	7,337	7,673
Stock-based compensation expense	11,268	12,686
Acquisition-related expense	31	779
Litigation expense	3	766
Total adjustments	13,642	16,368
Non-GAAP adjusted EBITDA	$37,046	$30,575

	Three Months Ended March 31,
	2024	2023
Non-GAAP adjusted net income:
Net income, as reported	$23,404	$14,207
Provision for / (benefit from) income taxes	2,747	(1,222)
Income before income taxes	26,151	12,985
Adjustments:
Less: interest income and certain activity within other expense, net	(8,540)	(5,182)
Amortization expense	4,683	4,838
Amortization of debt issuance costs	790	784
Stock-based compensation expense	11,268	12,686
Acquisition-related expense	31	779
Litigation expense	3	766
Non-GAAP adjusted income before income taxes	34,386	27,656
Income taxes [1]	(7,221)	(5,808)
Non-GAAP adjusted net income	$27,165	$21,848

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2024 and 2023. The 21.0% effective tax rate for each of the three months ended March 31, 2024 and 2023 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$23,595	$14,416
Provision for / (benefit from) income taxes	2,747	(1,222)
Income attributable to common stockholders before income taxes	26,342	13,194
Adjustments:
Less: interest income and certain activity within other expense, net	(8,540)	(5,182)
Amortization expense	4,683	4,838
Amortization of debt issuance costs	790	784
Stock-based compensation expense	11,268	12,686
Acquisition-related expense	31	779
Litigation expense	3	766
Non-GAAP adjusted income attributable to common stockholders before income taxes	34,577	27,865
Income taxes [1]	(7,261)	(5,852)
Non-GAAP adjusted net income attributable to common stockholders	$27,316	$22,013

	Three Months Ended March 31,
	2024	2023
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.47	$0.29
Provision for / (benefit from) income taxes	0.05	(0.02)
Income attributable to common stockholders before income taxes	0.52	0.27
Adjustments:
Less: interest income and certain activity within other expense, net	(0.17)	(0.10)
Amortization expense	0.09	0.10
Amortization of debt issuance costs	0.02	0.01
Stock-based compensation expense	0.24	0.26
Acquisition-related expense	—	0.01
Litigation expense	—	0.01
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.70	0.56
Income taxes [1]	(0.15)	(0.12)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.55	$0.44
Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.50	$0.41
Weighted average common shares outstanding:
Basic, as reported	49,963,265	49,584,890
Diluted, as reported	55,047,087	54,296,321

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2024 and 2023. The 21.0% effective tax rate for each of the three months ended March 31, 2024 and 2023 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Non-GAAP free cash flow:
Cash flows from / (used in) operating activities	$49,853	$(3,521)
Additions to property and equipment	(3,066)	(2,398)
Non-GAAP free cash flow	$46,787	$(5,919)